EXHIBIT 23.1

Consent of BDO USA, LLP

Consent of Independent Registered Public Accounting Firm

EDGAR Online, Inc.

Rockville, Maryland

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-81966), Form S-3 (No. 333-41472) , Form S-8 (No. 333-60246), Form S-8 (No. 333-129425), Form S-8 (No. 333-153400) and Form S-8 (No. 333-165898) of EDGAR Online, Inc. of our report dated March , 2011, relating to the consolidated financial statements and the financial statement schedule, which appear in this Form 10-K.

/s/ BDO USA, LLP
New York, New York
March 14, 2011